SUBLEASE
(Net/Net/Net)

1. **PARTIES:** This Sublease, dated, for reference purposes only, August 1, 2015 is made by and between Diego Pellicer Worldwide, Inc, a Delaware corporation, having an address of 3435 Ocean Park Blvd # 107-610 Santa Monica, CA 90405 (herein referred to as "Sublessor"), and RME Group, LLC, LLC, a Colorado limited liability company, having an address of 7739 E Colfax Ave, Denver, CO 80220. (herein referred to as "Sublessee"). William P. Vassil, James J. Domenico and 755 S Jason St, LLC, having an address of 1298 South Santa Fe Drive, Denver, CO 80223 ("Landlord") and Sublessor entered into that certain Industrial Master Lease dated August 1, 2015 (collectively "Lease), attached hereto and incorporated herein as Exhibit A, for the premises located at 755 S Jason St, Denver, CO 80223 (herein referred to as "Subleased Premises").
2. **PREMISES:** The "Premises" are described as one demised unit of an industrial-type of building which totals approximately 13,475 square feet of gross area. Said unit is commonly described as 755 South Jason Street, Unit 150, Denver, Colorado, 80223, including use of all furniture, equipment and fixtures (hereinafter referred to as "Personal Property") located at the Premises at time of Sublease commencement, specifically described in Exhibit B attached hereto and incorporated herein. The Subleased Premises is demised and relet in its present condition and upon the state of the title thereto existing at the commencement of the term of this Sublease, and subject to all applicable laws, rules, regulations, ordinances and restrictions now in effect and to any violations of such laws, rules, regulations, ordinances or restrictions which may exist at the commencement of the Sublease. Sublessee has examined the Subleased Premises and Lease and has found the same satisfactory. Sublessor and Sublessee agree that the Subleased Premises are leased as is, where is, without any express or implied warranty of any kind or nature. Sublessee acknowledges that Sublessor's interest in the Subleased Premises is a leasehold interest, which has been created by the Lease with Landlord. In additional to the terms of this Sublease, the parties agree that the terms and conditions of the Lease are incorporated herein as a direct obligation by Sublessee to, and for the benefit of, Sublessor. Except the rental rate, if any provision in this Sublease is inconsistent with the Lease, the Lease shall supersede such inconsistent provision of the Sublease.
3. **TERM:**

    3.1 **Term:** The term of this Sublease shall be for three (3) years, commencing on **August 1, 2015** and ending on **July 31, 2018** (herein referred to as **"Initial Term"**), unless sooner terminated pursuant to any provision hereof.
4. **RENT & PAYMENT TERMS:** The base rent paid during the thirty-six-month Sublease term, shall be as follows:

Sublease Period	Monthly Rent
Month 1	$0.00 + NNN
Mths 2-7	$10,520 + NNN
Mths 8-13	$63,559 + NNN
Mths 14-18	$34,190 + NNN
Mths 18-36	$32,875 + NNN

Every installment of Rent, and Additional Rent, shall be payable without setoff or deduction, received on or before 2:00 PM MST, the first day of each calendar month during the Sublease Term. Sublessee shall be responsible for NNN, utilities and common area maintenance charges of any kind or nature, including expenses and real estate taxes, per term of Lease. If any installment of Rent or other sum due from Sublessee to Sublessor is not paid when it is due, Sublessee will be in default as per Section 10 of this Sublease. Further, any installment not paid by Sublessee by the 5th day of any month shall be subject to a late penalty equal to six (6) percent of the then overdue amount. Any installment not paid by received after the 6th day of any month shall be subject to default rate interest of 12% of the overdue amount. Such late payment penalty shall be additional rental hereunder and Sublessee's failure to pay the same at the time the rental is paid shall mean that Sublessee is still in default in the payment of the rent for that month.

Triple net charges are $3,700.00 per month in year one, to be paid along with monthly rent. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

Sublessor Initials: [initials] Sublessee Initials: [initials]

*Triple net amount is based on 1/12 of Landlord's estimated annual cost of the Premises' real estate taxes, building casualty insurance, property management fee, fire department inspections and City and County of Denver wastewater fee. Triple net charges will adjust annually based on actual costs.

5. **SECURITY AND PREPAID RENT DEPOSIT:** Sublessee shall pay Sublessor a security deposit of Sixty Six Thousand and Three Hundred and Seventy Five Dollars ($66,375.00) within Eighteen (18) months of sublease execution. Said funds shall not be required to be segregated by Sublessor. If at any time Sublessee is in default in the performance of any provision of this Sublease, Sublessor may, but shall not be required to, use such security deposit, or so much thereof as may be needed, in payment of any rent, or other sums due under this Sublease that are in default, and reimbursement of any expense incurred by Sublessor and in payment of the damages incurred by Sublessor by reason of Sublessee's defaults; at the option of Sublessor, such deposit may be retained by Sublessor as liquidated damages. In such event, Sublessee shall, within five days after written notice from Sublessor, immediately remit to Sublessor an amount in cash to restore such security deposit to its original amount. If the claims of Sublessor exceed the security deposit, Sublessee shall remain liable to Sublessor for the balance of those claims. In the event all of the security deposit has not been utilized as described above, such security deposit or so much of the deposit as has not been utilized by Sublessor, shall be refunded to Sublessee, without interest, upon performance of this Sublease by Sublessee. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use, to Sublessee (or, at Sublessor's option, to the last assignees, if any, of Sublessee's interest hereunder) within 60 days after the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created between Sublessor and Sublessee with respect to said Security Deposit.

6. **USE:**

6.1 Use: The Premises shall be used and occupied as a licensed medical and/or recreational marijuana growing facility as allowed under Article 18, Section 14 of the Colorado Constitution and pursuant to the Colorado Medical Marijuana Code, and for no other purpose. Sublessor and Sublessee acknowledge and understand that cultivation, possession, sale and/or distribution of marijuana is permitted by the State of Colorado and by the City and County of Denver, Colorado although such acts are a in violation of Federal law. Accordingly, the Sublessor and Sublessee jointly, severally and individually waive any defense as to the enforcement of this Sublease based upon an "illegality of purpose" theory or other related defense(s). The Sublessor and Sublessee further acknowledge and agree that this Sublease shall be fully enforceable in the court of competent jurisdiction located in the State of Colorado as specified herein. Any changes in the character of the occupancy shall be done only with the prior written consent of Sublessor.

6.2 Parking:

a. Sublessee will be authorized 3 parking spaces on the south side of the parking lot. All parking spaces in the front of the property will be allocated to Unit 100. If Sublessee needs additional parking, they must use public parking off the Premises.

b. Sublessor and Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the surface parking areas regardless of whether such loss or theft occurs. Except as caused by the negligence or willful misconduct of Sublessor and Landlord and without limiting the terms of the preceding sentence, Sublessor and Landlord shall not be liable for any loss, injury or damage to persons using the surface parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Sublessee and its employees.

c. Sublessor and/or Landlord shall have the right from time to time to designate the location of the unreserved Spaces and to promulgate reasonable rules and regulations regarding the surface parking areas and the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Sublessee shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

d. Sublessee shall not store or permit its employees to store any automobiles on the surface parking areas without the prior written consent of Sublessor and/or Landlord. If it is necessary for Sublessee or its employees to leave an automobile on the surface parking areas overnight, Sublessee shall provide Sublessor with prior notice thereof designating the license plate number and model of such automobile.

e. Sublessee shall not assign or sublease any of the Spaces without the consent of Sublessor and/or Landlord. Sublessor and/or Landlord shall have the right to terminate this Parking Agreement with respect to any

Spaces that Sublessee desires to sublet or assign.

6.2 Compliance with Law: Sublessee shall, at Sublessee's expense, comply promptly with all applicable State and local statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance, if there shall be more than one Sublessee in the building containing the Premises, shall tend to disturb such other Sublessees.

If any State of Colorado or City of Denver licenses that are necessary for a licensed marijuana operation establishment are revoked, withdrawn, denied or are not in effect, or any U.S. Federal action denies Sublessee (as allowed by Section 12), the ability to operate, this Sublease shall be null and void and terminated at the time of the action which denies Sublessee the ability to operate and Sublessee's deposits shall be returned in accordance with the terms set forth in Paragraph 5 of this Sublease. If Federal, Colorado or Denver laws or regulations prohibit Sublessee operation of a marijuana operation at this location during the term of this Sublease or if a governmental notice is delivered to Sublessor or Sublessee which requires the cessation of marijuana operations on the Premises, Sublessor or Sublessee may terminate this Sublease with no penalties and Sublessee shall vacate the Premises within 30 days, any deposits shall forthwith be returned by Sublessor to Sublessee. If Sublessee is not able to obtain necessary licenses from the State of Colorado and the City and County of Denver for a licensed marijuana grow facility by February 29, 2016, Sublessee may terminate this Sublease with no penalties and Sublessee shall vacate the Premises within 30 days, any deposits shall forthwith be returned by Sublessor to Sublessee., pursuant to Paragraph 7.2(c) of this Sublease.

6.3 Condition of Premises: Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Sublease subject to all matters made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

6.4 Subleasee's Early Termination Right: In the event the State of Colorado changes the law or law enforcement priorities, or the City and County of Denver changes ordinances, zoning codes or policy or law enforcement priorities, or the Federal Government changes law enforcement priorities to cause the use of the Premises (defined in Section 6.1) to change and make Subleasee's intended use of Premises unlawful anytime during the Term, Subleasee shall have the right to terminate the Sublease without penalty, pursuant to Paragraph 7.2(c). Subleasee shall provide Landlord and Sublessor with written notice of its intent to terminate the Sublease forty-five (45) days prior to effective termination date. Subleasee shall not be responsible for rent payments after the effective termination date and Subleasee's deposits shall be returned in accordance with the terms set forth in Paragraph 5 of this Sublease.

7. MAINTENANCE AND ALTERATIONS:

7.1 Sublessor's Obligations: Sublessor shall have no obligation to make repairs under this Paragraph 7.1.

7.2 Sublessee's Obligations:

(a) Sublessee, at Sublessee's expense, shall keep in good order, condition and repair the Premises and every part thereof, including all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surface of exterior walls, ceilings, windows and doors. The Subleased Premises is leased on a "as is" basis.

(b) If Sublessee fails to perform Sublessee's obligations under this Paragraph 7.2, Sublessor or Landlord may, at Sublessor's or Landlord's option, enter upon the Premises after 10 days prior written notice to Sublessee, and put the same in good order, condition and repair and the cost thereof together with interest thereon at the rate of 12% per annum shall be due and payable, if not so paid, as additional rent to Sublessor or Landlord together with Sublessee's next rental installment. In the event of an emergency (as determined by Sublessor, in its reasonable discretion), Sublessor or Landlord may immediately enter the Premises for the purpose of repair without the necessity of such prior notice.

(c) On the last day of the term hereof, or on any sooner termination, Sublessee shall surrender the Premises to Sublessor in the same condition as received, broom clean, ordinary wear and tear excepted, Sublessee shall repair any damage to the Premises occasioned by the removal of its trade fixtures, furnishings and equipment pursuant to Paragraph 7.3(d), which repair shall include the patching and filling of holes and

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repair of structural damage. Property not removed shall become the property of Sublessor, who may cause such property to be removed from the Sublet Premises at the expense of Sublessee.

(d) Unless otherwise approved in writing by Sublessor and Landlord, notice is hereby given that Sublessor and Landlord will not be liable for any labor, services, or materials furnished to Sublessee, or to anyone holding the Subleased Premises or any part thereof through or under Sublessee, and that no mechanics' or other liens for any such labor or materials shall attach to or affect the interest of Sublessor and Landlord in and to the Subleased Premises.

(e) Sublessor and/or Landlord may, with prior written approval for maintenance and expenses, pay such maintenance (without affecting any other remedy available to the Sublessor) on account of Sublessee, and the same shall be deemed to be addition rental and shall become amortized over the term of the lease, due and payable with the monthly rent.

(f) Buy their equipment, Leave it, remove it and put it back up, damage, and equipment protection

7.3 Alterations and Additions:

(a) Sublessee shall not, without Sublessor's and Landlord's prior written consent, make any alterations, improvements, additions, or Utility Installations in, or about the Premises. As used in this Paragraph 7.3, the term "Utility Installation" shall mean bus ducting, power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning and plumbing. Sublessor or Landlord may require that Sublessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. Should Sublessee make any alterations, improvements, additions or Utility Installations without the prior approval of Sublessor and Landlord, Sublessor and Landlord may require that Sublessee remove any or all of them.

(b) Any alterations, improvements, additions or Utility Installations in, or about the Premises that Sublessee shall desire to make and which requires the consent of the Sublessor and Landlord shall be presented to Sublessor and Landlord in written form, with proposed detailed plans. If Sublessor and Landlord shall give its consent, the consent shall be deemed conditioned upon Sublessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Sublessor and Landlord prior to the commencement of the work and the compliance by Sublessee with all conditions of said permit in a prompt and expeditious matter.

(c) Sublessor and Landlord, prior to commencement of any work to the Premises reserves the right to post a notice of non-liability of Sublessor and Landlord for any claims arising from said work. Sublessee shall pay, when due, all claims for labor or materials furnished to or for Sublessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Sublessee shall give Sublessor and Landlord not less than ten (10) days notice prior to the commencement of any work in the Premises, and Sublessor and Landlord shall have the right to post demand, then Sublessee shall, at its sole expense, defend itself and Sublessor and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Sublessor and Landlord or the premises, upon the condition that if Sublessor and Landlord shall require. Sublessee shall furnish to Sublessor and Landlord a surety bond satisfactory to Sublessor and Landlord in an amount equal to such contested lien claim or demand indemnifying Sublessor and Landlord against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Sublessor and Landlord may require Sublessee to pay Sublessor and Landlord's attorneys' fees and cost in participating in such action if Sublessor and Landlord shall decide it is to its best interest to do so.

(d) Unless Sublessor and/or Landlord requires their removal, as set forth in Paragraph 7.3(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Sublessee), which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.3(d), Sublessee's machinery and equipment, other than that which is affixed to the premises so that it cannot be removed without material damage to the Premises, shall remain the property of Sublessee and may be removed by Sublessee subject to the provisions of Paragraph 7.2(c) of this Sublease.

(e) All Improvements shall be expeditiously completed in a good and workmanlike manner, by licensed contractor's and in compliance with all applicable laws, rules, regulations, ordinances and covenants and

Sublessor Initials: ____ Sublessee Initials: ____

restrictions then in effect. The cost of any Improvements shall be paid by Sublessee when due so that the Subleased Property shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Subleased Premises.

(f) Sublessor and/or Landlord may, with prior written approval for alternations and expenses, pay such alterations and/or additions (without affecting any other remedy available to the Sublessor) on account of Sublessee, and the same shall be deemed to be addition rental and shall become amortized over the term of the lease, due and payable with the monthly rent. The Sublessee Contractor shall submit invoices to the Sublessee together with corresponding executed lien waivers. Sublessee shall then approve each invoice and submit it to the Sublessor for prompt payment by the Sublessor.

7.4 Equipment

(a) Subject to Sublessor's representations and warranties, Sublessee, at its sole expense, shall keep the Equipment, attached as Exhibit A of Lease ("Equipment"), in good working condition and repair. Sublessee shall use Equipment in a careful and lawful manner. Sublessee shall not make any alterations, additions, or improvement to Equipment or relocate Equipment without Sublessor's prior written consent. All Equipment repairs, replacements, parts, accessories or improvements made to Equipment shall become the property of Sublessor. Any approved additional equipment install by Sublessor shall be subject to the terms Paragraph 7.2 and 7.3.

(b) At the expiration, assignment or other termination of this Sublease, Sublessee, at its expense, shall immediately return all Equipment in as good condition as received, less normal wear, tear, and depreciation, and setup, how Sublessee initially received equipment as part of this Sublease, to Sublessor.

(c) Sublessee shall bear the entire risk of loss, theft, destruction, or damage (collectively, "Loss") of Equipment or any portion thereof from any cause whatsoever, unless caused by the act or omission of Sublessor or his agents or representatives. Sublessee will advise Sublessor in writing within ten (10) days of any Loss.

(d) Sublessee shall, at its own expense, (a) insure the Equipment at all times against all risks of loss or damage from every and any case whatsoever, including, but not limited to, fire and theft, and such policies shall, during the Term of this Agreement, designate Sublessor as loss payee as its interest may appear and (b) carry public liability insurance with respect to the Equipment and the use thereof, and such insurance policies shall also name Sublessor and its assigns as an additional insured thereunder, as further defined in Paragraph 8.

(e) Sublessee shall keep Equipment free and clear of all levies, liens, and encumbrances. Sublessee shall make and file all declarations and returns in connection with all charges and taxes (local, state, and federal), which may now or hereafter be imposed upon or measured by the ownership, leasing, rental, sale, purchase, possession, or use of Equipment, excluding, however, all taxes on or measured by Sublessor's income, and pay all such charges and taxes.

(f) Sublessee shall not assign, transfer, pledge, hypothecate, or otherwise dispose of Equipment or any interest therein, or sublet Equipment or permit it to be used by anyone other than Sublessee, Sublessee's employees or Sublessor.

8. INSURANCE: INDEMNITY

8.1 Insurance:

a. Sublessee shall, at Sublessee's expense, obtain and keep in force during the term of this Sublease a policy of Combined Single Limit, Bodily Injury and Property Damage Insurance insuring Sublessor, Landlord and Sublessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than <u>$1,000,000.00</u>. The policy shall contain cross liability endorsements and shall insure performance by Sublessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Sublessee hereunder. In the event that the Premises constitute a part of a larger property, said insurance shall have a Sublessor's and Landlord's Protective Liability endorsement attached thereto. If Sublessee shall fail to procure and maintain said insurance, Sublessor or Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Sublessee. Not more frequently than each five years, if, in the reasonable opinion of Sublessor or Landlord, the amount of liability insurance required hereunder is not adequate, Sublessee shall increase said insurance coverage as required by Sublessor or Landlord. Provided, however, that in no event shall the amount of the liability insurance increase be more than fifty percent greater than the amount thereof during the preceding five years of the

Sublessor Initials: [initials] Sublessee Initials: [initials]

term of this Sublease. However, the failure of Sublessor or Landlord to require any additional insurance coverage shall not be deemed to relieve Sublessee from any obligations under this Sublease.

b. Sublessee shall, at Sublessee's expense, obtain and keep in force during the term of this Sublease a policy of Rental Income Insurance (loss of rents insurance) in the name of Sublessor in an amount sufficient to cover 6 months of full Base Rent as well as all other payments, which are the responsibility of Sublessee under the terms and conditions of this Sublease.

c. Sublessee shall, at Sublessee's expense, keep all improvements located on or appurtenant to the Subleased Property insured against loss or damage by fire and such other perils as are now or hereafter included in the standard "All-Risk" policy in common use for commercial structures, including vandalism and malicious mischief. The amount of the All-Risk insurance shall be equal to one hundred percent (100%) of the then actual replacement cost of existing improvements, estimated at $500,000.00, including the value of any leasehold improvements or betterments but excluding costs of replacing excavations and foundations, but without deductions for depreciation.

d. Sublessee shall, at Sublessee's expense, obtain and keep in force during the term of this Sublease a policy of Personal Property Insurance in the name of Sublessor and Landlord. Such insurance shall be a policy in an amount not less than $250,000.00.

8.2 Property Insurance:

(a) Sublessee shall pay to Sublessor, during the term hereof, in addition to the rent, the amount of premiums for the insurance required under this Paragraph 8.2 on a 1/12 amount monthly basis. Paragraph 16.25(c) of this Sublease contains Landlord's first year estimate of said charge.

(b) Sublessee shall pay any such premium increases to Sublessor within 30 days after receipt of Sublessee of a copy of the premium statement or other satisfactory evidence of the amount due. If the insurance policies maintained hereunder cover other improvements in addition to the Premises, Sublessor, via the Landlord, shall also deliver to Sublessee a statement of the amount of such increase attributable to the Premises and showing in reasonable detail the manner in which such amount was computed. If the term of this Sublease shall not expire concurrently with the expiration of the period covered by such insurance, Sublessee's liability for premium increases shall be prorated on an annual basis.

8.3 Insurance Policies: Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of B plus or better as set forth in the most current issue of "Best Insurance Guide". Sublessee shall deliver to Sublessor and Landlord copies of policies of liability insurance required under the Paragraph 8.1 or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Sublessor and Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after ten (10) days prior written notice of Sublessor and Landlord. Sublessee shall, within ten (10) days prior to the expiration date of such policies, furnish Sublessor and Landlord with renewals or "binders" thereof, or Sublessor and Landlord may order such insurance and charge the cost thereof to Sublessee, which amount shall be payable by Sublessee upon demand, Sublessee shall not do, or permit to be done, anything which shall invalidate the insurance policies referred to in Paragraph 8.2.

8.4 Waiver of Subrogation: Sublessee and Sublessor each hereby waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under and insurance policy in force at the time of such loss or damage. Sublessee and Sublessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

8.5 Indemnification: Sublessee shall indemnify and hold harmless Sublessor and Landlord from and against any and all claims arising from Sublessee's use of the Premises, or from the conduct of Sublessee's business or from any activity, work or things done, permitted or suffered by Sublessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Sublessor and Landlord from and against any and all claims arising from any breach of default in the performance of any obligation on Sublessee's part to be performed under the terms of this Sublease or arising from any negligence of the Sublessee, or any of Sublessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; Sublessee, upon notice from Sublessor and Landlord, shall defend the same at Sublessee's expense by counsel reasonably satisfactory to Sublessor and Landlord. Sublessee, as a material part of the consideration to Sublessor and Landlord, hereby assumes all risk

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of damage to property or injury to persons in, upon or about the Premises arising from any cause, and Sublessee hereby waives all claims in respect thereof against Sublessor and Landlord.

Sublessee shall pay, and shall protect, indemnify and hold Sublessor harmless from and against, all liabilities, losses, damages, costs, expenses (including attorneys' fees and expenses), claims, demands or judgments of any nature arising, or alleged to arise, from or in connection with any injury to, or the death of, any person or any damage to or loss of property on the Subleased Premises or arising out of or connected with, or alleged to arise out of or be connected with, the ownership, use, nonuse, occupancy, construction, repair or rebuilding of the Subleased Premises or adjoining property, or resulting, or alleged to result, from the condition of any thereof; and, violation, or alleged violation, of any provision of this Sublease, or of any law, rule, regulation, ordinance or restriction, now or hereafter in effect, or of any agreement now or hereafter in effect of which Sublessee is a party or by which it is bound or of any agreement of which Sublessee now has notice and which is now in effect, affecting the Subleased Premises or the ownership, use, nonuse, occupancy, construction, repair or rebuilding thereof or of adjoining property; and, Sublessee's failure to pay any obligations or other sums, when and as the same shall become due and payable.

8.6 **Exemption of Sublessor and Landlord from Liability**: Sublessee hereby agrees that Sublessor and Landlord shall not be liable for injury to Sublessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Sublessee, Sublessee's employees, invitees, customers or any other person in or about the Premises, nor shall Sublessor and Landlord be liable for injury to the person of Sublessee, Sublessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Sublessee. Sublessor and Landlord shall not be liable for any damages arising from any act or neglect of any other Sublessee, if any, of the building in which the Premises are located. Notwithstanding the foregoing, Sublessor and Landlord shall be responsible to Sublessee for Sublessor and Landlord's acts or failure to act, and/or for Sublessor and Landlord's negligence, and/or failure to make repairs and/or to otherwise fulfill Sublessor and Landlord's obligations hereunder, or damages arising from Sublessor and Landlord's breach of this Sublease Agreement.

9. **DAMAGE OR DESTRUCTION:** See Lease.

10. **PROPERTY TAXES:** See Lease.

11. **UTILITIES:** Sublessee shall pay directly to suppliers and be responsible for the costs of all water service, gas service, electric service, telephone, security system, together with any taxes thereon supplies to the Premises.

12. **ASSIGNMENT AND SUBLETTING:** Sublessee shall not, without Landlord's and Sublessor's prior written consent, in their sole an absolute discretion, sublet, assign, or otherwise encumber any interest under this Sublease. Any transfer made without prior written consent shall be void.

13. **DEFAULTS: REMEDIES:**

13.1 **Defaults:** The occurrence of any one or more of the following events shall constitute a material default and breach of this Sublease by Sublessee:

(a) The vacating or abandonment of the Premises by Sublessee.

(b) The failure by Sublessee to make any payment of rent or any other payment required to be made by Sublessee hereunder, when due, where such failure shall continue for a period of three days after written notice thereof from Sublessor to Sublessee.

(c) The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by Sublessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice hereof from Sublessor to Sublessee; provided, however, that if the nature of Sublessee's default is such that more than 30 days are reasonably required for its cure, then Sublessee shall not be deemed to be in default if Sublessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

(d) (i) The making by Sublessee of any general arrangement for the benefit of creditors; (ii) the filing by or against Sublessee of a petition to have Sublessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Sublessee,

Sublessor Initials: [initials] Sublessee Initials: [initials]

the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Sublessee's assets located at the Premises or of Sublessee's interest in this Sublease, where possession is not restored to Sublessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Sublessee's assets located at the Premises or of Sublessee's interest in this Sublease, where such seizure is not discharged within 30 days.

(e) The discovery by Sublessor that any financial statement given to Sublessor by Sublessee, any assignee of Sublessee, any sub-Sublessee of Sublessee, any successor in interest of Sublessee or any guarantor of Sublessee's obligation hereunder, was materially false.

(f) Sublessee does not notify Sublessor within ten (10) days of written notice from the state and/or city agency, of any denial, revocation or suspension of aforementioned licenses.

13.2 **Remedies:** In the event of any such material default or breach by Sublessee, Sublessor may at any time thereafter, with or without notice of demand, and without limiting Sublessor in the exercise of any right or remedy which Sublessor may have by reason of such default or breach:

(a) Terminate Sublessee's right to possession of the Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Premises to Sublessor. In such event, Sublessor shall be entitled to recover from Sublessee all damage incurred by Sublessor by reason of Sublessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Sublessee proves could be reasonably avoided; that portions of the leasing commission paid by Sublessor pursuant to Paragraph 15 applicable to the unexpired term of this Sublease.

(b) Maintain Sublessee's right to possession in which case this Sublease shall continue in effect whether or not Sublessee shall have abandoned the Premises. In such event Sublessor shall be entitled to enforce all of Sublessor's right and remedies under this Sublease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Sublessor under the laws or judicial decisions of the State of Colorado.

13.3 **Default by Sublessor:** Sublessor shall not be in default unless Sublessor fails to perform obligations required of Sublessor within a reasonable time, or such shorter period of time as is reasonable in the event of an emergency, but in no event later than thirty (30) days after written notice by Sublessee to Sublessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have previously been furnished to Sublessee in writing, specifying wherein Sublessor has failed to perform such obligations; provided, however, that if the nature of Sublessor's obligation is such that more than thirty (30) days are required for performance, then Sublessor shall not be in default if Sublessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

14. **CONDEMNATION:** See Lease.

15. **BROKER'S REPRESENTATION:** None.

16. **GENERAL PROVISIONS:**

16.1 **Estoppel Certificates:**

(a) Sublessee shall, at any time, upon not less than ten (10) days prior written notice from Sublessor or Landlord, execute, acknowledge and deliver to Sublessor or Landlord a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating that nature of such modification and certifying that this Sublease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Sublessee's knowledge, any uncured defaults on the part of Sublessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) Sublessee's failure to deliver such statement within such time shall be conclusive upon Sublessee (i) that this Sublease is in full force and effect, without modification except as may be represented by Sublessor or Landlord, (ii) that there are no uncured defaults in Sublessor's or Landlord's performance, and (iii) that not

Sublessor Initials: [initials] Sublessee Initials: [initials]

more than one month's rent has been paid in advance, or such failure may be considered by Sublessor or Landlord as a default by Sublessee under this Sublease.

(c) If Landlord desires to finance or refinance the Premises, or any part thereof, Sublessee hereby agrees to deliver to any lender designated by Landlord, such financial statements of Sublessee as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Sublessee.

All such financial statements shall be received by Sublessor in confidence and shall be used only for the purposes herein set forth.

16.2 Sublessor's Liability: The term "Sublessor" as used herein shall mean only the owner or owners at the time in question of the Lease. In the event of any transfer of such title or interest, Sublessor herein named (and in case of any subsequent transfers the then-grantor) shall be relieved from and after the date of such transfer of all liability as respects Sublessor's obligations thereafter to be performed, provided that any funds in the hands of Sublessor, or the then-grantor, at the time of such transfer, in which Sublessee has an interest, shall be delivered to the grantee. The obligations contained in this Sublease to be performed by Sublessor shall, subject as aforesaid, be binding on Sublessor's successors and assigns, only during their respective periods of ownership.

16.3 Severability: The invalidity of any provision of this Sublease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provisions hereof.

16.4 Interest on Past-due Obligations: Except as expressly herein provided, any amount due to Sublessor not paid within thirty (30) calendar days of the date due shall bear interest at 15% per annum from the date due. Payment of such interest shall not excuse or cure any default by Sublessee under this Sublease.

16.5 Time of Essence: Time is of the essence.

16.6 Captions: Article and paragraph captions are not a part hereof.

16.7 Incorporation of Prior Agreements: Amendments: This Sublease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Sublease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Sublease, Sublessee hereby acknowledges that neither real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction, nor the Sublessor or any employees or agents of any said persons, has made any oral or written warranties or representations to Sublessee relative to the condition or use by Sublessee of said Premises, and Sublessee acknowledges that Sublessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Sublease, except as otherwise specifically stated in this Sublease.

16.8 Notices: Any notice required to be given hereunder shall be deemed to have been given on the date personally served, confirmed receipt, or the fifth (5th) day following the date on which such notice is deposited in the United States mail, certified mail, return receipt requested, postage prepaid, to address as may be designated from time to time by Sublessor and Sublessee.

16.9 Waivers: No waiver by Sublessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Sublessee of the same or any other provision. Sublessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Sublessor's consent to or approval of any subsequent act by Sublessee. The acceptance of rent hereunder by Sublessor shall not be a waiver of any preceding breach by Sublessee of any provision hereof, other than the failure of Sublessee to pay the particular rent so accepted, regardless of Sublessor's knowledge of such preceding breach at the time of acceptance of such rent.

16.10 Recording: Sublessee shall not record this Sublease without Sublessor's and Landlord's prior written consent, and such recordation shall, at the option of Sublessor and Landlord, constitute a non-curable default of Sublessee hereunder. Either party shall, upon written request of the other, execute, acknowledge and deliver to the other a short form "memorandum" of this Sublease for recording purposes.

16.11 Holding Over: If Sublessee remains in possession of the Premises, or any part thereof, after the expiration of the term hereof, without the express written consent of Sublessor, such occupancy shall be a tenancy from month to month at a rental in the amount of 150% of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

16.12 Cumulative Remedies: No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

Sublessor Initials: ______ Sublessee Initials: ______

16.13 Covenants and Conditions: Each provision of this Sublease performable by Sublessee shall be deemed both a covenant and a condition.

16.14 Binding Effect: Choice of Law: Subject to any provisions hereof restricting assignment or subletting by Sublessee and subject to the provisions of Paragraph 16.2, this Sublease shall bind the parties, their personal representatives, successors and assigns. This Sublease shall be governed by the laws of the State of Colorado.

16.15 Subordination: See Lease.

(a)

16.16 Attorney's Fees: If either party or the broker named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder. Additionally, Sublessee shall pay to Sublessor all of Sublessor's costs and attorney fees incurred in enforcing the terms hereof even if Sublessor does not bring an action.

16.17 Sublessor's Access: Landlord, Sublessor and Sublessor's agents shall have the right to enter the Premises at reasonable times, but only after 48 hours prior written notice, for the purpose of inspecting the same, showing the same to prospective purchasers, lenders or tenants, and making such alterations, repair, improvements or additions to the Premises or to the building of which they are a part as Sublessor may deem necessary or desirable. Sublessor agrees to follow Sublessee's rules for access to prevent contamination or, or damage to, growing crops and agrees to follow the MED Rules and Code concerning Limited Access Areas. Sublessor shall not allow any individual that is not essential to the aforementioned purposes into the Premises and any time the Sublessor and/or any other person is in the Premises, they shall be accompanied by the designated representative of the Sublessee. However, with the exception of emergencies, Sublessor shall provide Sublessee with 48 hours notice of its need to either inspect or show the premises.

16.18 Signs and Auctions: Sublessee shall only place business signage on the premises that is in compliance with the local sign ordinances.

16.19 Merger: The voluntary or other surrender of this Sublease by Sublessee, or a mutual cancellation thereof, or a termination by Sublessor, shall not work a merger, and shall, at the option of Sublessor, terminate all or any existing sub tenancies or may, at the option of Sublessor, operate as an assignment to Sublessor of any or all of such sub tenancies.

16.20 Corporate Authority: If Sublessee is a corporation or limited liability company, each individual executing this Sublease on behalf of said corporation or LLC represents and warrants that he is duly authorized to execute and deliver this Sublease on behalf of said corporation or LLC in accordance with a duly adopted resolution of the Board of Directors of said corporation or of the managers or members of the LLC, or in accordance with the Bylaws of said corporation or the Operating Agreement of said LLC, and that this Sublease is binding upon said corporation or LLC in accordance with its terms. If Sublessee is a corporation, Sublessee shall, within thirty (30) days after execution of this Sublease, deliver to Sublessor a certified copy of a resolution of the Board of Directors of said corporation or of the managers or members of said LLC authorizing or ratifying the execution of this Sublease.

16.21 Consents: Except where otherwise provided, wherever in this Sublease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld.

16.22 Guarantor: In the event there is a guarantor of this Sublease, said guarantor shall have the same obligations as Sublessee under Paragraphs 16.1 and 16.20 of this Sublease.

16.23 Quiet Possession: Upon Sublessee paying the fixed rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Sublessee's part to be observed and performed hereunder, Sublessee shall have quiet possession of the Premises for the entire term hereof for the use provided in Section 6.1 subject to all of the provisions of this Sublease.

16.24 Additional Provisions:

(a) It is Sublessee's responsibility to insure that their use of the Premises complies with local zoning and other ordinances for Sublessee's use of the Premises.

(b) Sublessee covenants with Sublessor to notify Sublessor of any and all hazardous substances (as defined below) generate or stored at the Premises, to comply with all obligations imposed by applicable law, rules, regulations or requirements of any governmental authority upon such generation and storage of hazardous substances, to prohibit any generation, storage or disposal of hazardous substances at the premises, except

Sublessor Initials: ____ Sublessee Initials: ____

as permitted by Sublease, to deliver promptly to Sublessor true and complete copies of all notices received by Sublessee from any governmental authority with respect to the generation, storage or disposal by Sublessee of hazardous substances, to promptly notify Sublessor of any spills or accidents involving a hazardous substance, and to permit reasonable entry onto the Premises by Sublessor for verification of Sublessee's compliance with this covenant. Sublessee agrees to utilize only transporters approved by the Environmental Protection Agency and the State of Colorado to deliver and remove hazardous substances from the Premises. Sublessee also agrees to indemnify and defend Sublessor (with legal counsel reasonably acceptable to Sublessor) from and against any costs, fees or expenses (including, without limitation, clean-up expenses, third-party claims and environmental impairment expenses, loss of rent, and reasonable disposal of hazardous substances. This indemnification by Sublessee shall survive the termination or expiration of this Sublease. "Hazardous substances" shall mean:

1. "Hazardous substances", as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended;
2. "PCBs", as defined in 40 C.F.R. 761, or analogous regulations promulgated under the Toxic Substances Control Act, as amended;
3. "Asbestos", as defined in 29 C.F.R. 1910.1001, et.seq., and analogous regulations promulgated under the Occupational Safety and Health Act of 1970, as amended;
4. Oil petroleum based products;
5. Radioactive material or waste;
6. Biological and other medical products and waste material; and
7. "Hazardous wastes", as defined in Resource Conservation and Recovery Act, as amended; as such acts may be amended from time to time, and as such terms may be expanded by additional legislation of a general nature.

At Sublessor's option, in the 60 days prior to the termination of the Sublease, Sublessor may require Sublessee, at Sublessee's expense, to provide an environmental audit to Sublessor for the Premises, where Sublessor has a reasonable basis for such request.

(c) <u>Permission to Access MED Records:</u> Sublessee hereby grants and authorizes Sublessor to review and obtain copies of all records pertaining to Sublessee held by the Marijuana Enforcement Division of the Colorado Department of Revenue during the term of this Sublease or while Sublessee is in possession of the Premises.

(d) This Sublease may be executed in counterparts, all of which shall collectively be considered the original. A facsimile signature shall be sufficient and shall constitute an original signature for all purposes.

(e) This Agreement shall not render the Sublessee an employee, partner, agent of, or joint venturer with Sublessor for any purpose. The Sublessee is and will remain an independent Sublessee in its relationship to Sublessor or Landlord. The Sublessee has no authority to bind the Sublessor by contract or otherwise without the Sublessor or Landlord's prior written authorization. The Sublessor has no right or authority to directly or indirectly control the Sublessee.

[*Signature Page Follows*]

Sublessor Initials: [initials] Sublessee Initials: [initials]

IN WITNESS WHEREOF, the Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

SUBLESSOR:

Diego Pellicer Worldwide, Inc,
A Delaware corporation

By: [signature]

Name: Ron Throgmartin

Title: CEO

Date: 8-1-2015

Email: RonT@DiegoPellicer.com

Phone: 516-900-3799

SUBLESSEE:

RME Group, LLC, LLC,
A Colorado limited liability company

By: [signature]

Name: RYAN MAHON

Title OWNER

Date: 8/1/15

Email: RMAHON83@GMAIL.com

Phone: 303 517 0539

Sublessor Initials: [initials] Sublessee Initials: RM

LEASE
(Net Net Net)

1. **PARTIES:** This Lease, dated, for reference purposes only, August 1, 2015 is made by and between William P. Vassil and James J. Domenico with 755 S Jason Street, LLC (herein referred to as "Lessor"), and Diego Pellicer Worldwide, Inc. (herein referred to as "Lessee").
2. **PREMISES:** The "Premises" are described as one demised unit of an industrial-type of building which totals approximately 15,000 square feet of gross area. Said unit is commonly described as 755 South Jason Street, Denver, Colorado, 80223, including use of all furniture, equipment and fixtures (hereinafter referred to as "Personal Property") located at the Premises at time of Lease commencement, specifically described in Exhibit A attached hereto and incorporated herein.
3. **TERM:**

   3.1 Term: The term of this Lease shall be for three (3) years, commencing on **August 1, 2015** and ending on **July 31, 2018**, unless sooner terminated pursuant to any provision hereof.
4. **RENT & PAYMENT TERMS:** The base rent paid during the thirty-six-month lease term, shall be as follows:

Lease Period	Monthly Rent
Month 1	$0.00 + NNN
Mths 2-7	$8,000 + NNN
Mths 8-13	$46,167 + NNN
Mths 14-36	$25,000 + NNN

Triple net charges are $3,700.00 per month in year one, to be paid along with monthly rent to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing. **Rent is due on the 1st day of each month.**

Rent not received by Lessor on, or before the 5th day of any month shall be subject to a late penalty equal to six percent (6%) of the then over due amount. Rent must be paid by wire, local bank check, cashier's check or money order. No other form of payment will be accepted.

*Triple net amount is based on 1/12 of Landlord's estimated annual cost of the Premises' real estate taxes, building casualty insurance, property management fee, fire department inspections and City and County of Denver wastewater fee. Triple net charges will adjust annually based on actual costs.

5. **SECURITY AND PREPAID RENT DEPOSIT:** Lessee shall have deposited with Lessor upon execution hereof the amount of $50,000.00 as security for Lessee's faithful performance of Lessee's obligations hereunder and prepaid rent for the last two months of the initial term of this Lease of $50,000 (herein referred to as "Deposits"). Deposits will be subject to the following refund policy, in additional to the remaining terms of this Lease:

Period	Percent
Mths 1-7	25% Refundable*
Mths 8-10	50% Refundable*
Mths 11-13	75% Refundable*
Mths 14+	100% Refundable*

*in accordance with the remaining terms of this Lease.

If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignees, if any, of Lessee's interest hereunder) within 60 days

after the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created between Lessor and Lessee with respect to said Security Deposit.

6. **USE:**

6.1 **Use:** The Premises shall be used and occupied as a licensed medical and/or recreational marijuana growing and/or retail facility as allowed under Article 18, Section 14 of the Colorado Constitution and pursuant to the Colorado Medical Marijuana Code. Lessor and Lessee acknowledge and understand that cultivation, possession, sale and/or distribution of marijuana is permitted by the State of Colorado and by the City and County of Denver, Colorado although such acts are a in violation of Federal law. Accordingly, the Lessor and Lessee jointly, severally and individually waive any defense as to the enforcement of this Lease based upon an "illegality of purpose" theory or other related defense(s). The Lessor and Lessee further acknowledge and agree that this Lease shall be fully enforceable in the court of competent jurisdiction located in the State of Colorado as specified herein. Any changes in the character of the occupancy shall be done only with the prior written consent of Lessor.

6.2 **Compliance with Law:** Lessee shall, at Lessee's expense, comply promptly with all applicable State and local statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance, if there shall be more than one Lessee in the building containing the Premises, shall tend to disturb such other Lessees.

If any State of Colorado or City of Denver licenses that are necessary for a licensed marijuana grow facility or retail establishment are revoked or are not in effect, or any U.S. Federal action denies Lessee, or its subtenant (as allowed by Section 12), the ability to operate, this Lease shall be null and void and terminated at the time of the action which denies Lessee, or its subtenant, the ability to operate and Lessee's deposits shall be returned in accordance with the terms set forth in Paragraph 5 of this Lease. If Federal, Colorado or Denver laws or regulations prohibit Lessee, or a Subtenant's, operation of a marijuana operation at this location during the term of this Lease or if a governmental notice is delivered to Lessor or Lessee which requires the cessation of marijuana operations on the Premises, Lessor or Lessee may terminate this Lease with no penalties and Lessee shall vacate the Premises within 30 days, any deposits shall forthwith be returned by Lessor to Lessee. If Lessee, or its subtenants, is not able to obtain necessary licenses from the State of Colorado and the City and County of Denver for a licensed marijuana grow facility by February 29, 2016, Lessee may terminate this Lease with no penalties and Lessee shall vacate the Premises within 30 days, any deposits shall forthwith be returned by Lessor to Lessee. pursuant to Paragraph 7.2(c) of this Lease.

6.3 **Condition of Premises:** Lessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject to all matters made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business.

6.4 **Tenant's Early Termination Right:** In the event the State of Colorado changes the law or law enforcement priorities, or the City and County of Denver changes ordinances, zoning codes or policy or law enforcement priorities, or the Federal Government changes law enforcement priorities to cause the use of the Premises (defined in Section 6.1) to change and make Tenant's intended use of Premises unlawful anytime during the Term, Tenant shall have the right to terminate the lease without penalty, pursuant to Paragraph 7.2(c). Tenant shall provide Landlord with written notice of its intent to terminate the lease forty-five (45) days prior to effective termination date. Tenant shall not be responsible for rent payments after the effective termination date and Tenant's deposits shall be returned in accordance with the terms set forth in Paragraph 5 of this Lease.

7. **MAINTENANCE AND ALTERATIONS:**

7.1 **Lessor's Obligations:** Except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's agents, employees, or invitees (in which event Lessee shall repair the damage) Lessor, at Lessor's expense, shall keep in good order, condition and repair the foundations, exterior walls and the exterior roof of the Premises and any other portion of the Premises that is not specifically the Lessees responsibility under Paragraph 7.2 below. Lessor shall have no obligation to make repairs under this Paragraph 7.1 until a reasonable time after receipt of written notice of the need for such repairs. If Lessor fails to perform Lessor's obligations under this Paragraph 7.1, Lessee may, at Lessee's option, after 10 days prior written notice to Lessor, put the same in good order, condition and repair and the cost thereof together with interest thereon at the rate of 12% per

annum shall be due and payable, if not so paid, shall be deducted from rent and other charges from Lessee's next rental installment. In the event of an emergency (as determined by Lessee, in its reasonable discretion), Lessee make such repairs without the necessity of such prior notice.

7.2 **Lessee's Obligations:**

(a) Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof, including all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surface of exterior walls, ceilings, windows and doors.

(b) If Lessee fails to perform Lessee's obligations under this Paragraph 7.2, Lessor may, at Lessor's option, enter upon the Premises after 10 days prior written notice to Lessee, and put the same in good order, condition and repair and the cost thereof together with interest thereon at the rate of 12% per annum shall be due and payable, if not so paid, as additional rent to Lessor together with Lessee's next rental installment. In the event of an emergency (as determined by Lessor, in its reasonable discretion), Lessor may immediately enter the Premises for the purpose of repair without the necessity of such prior notice.

(c) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, broom clean, ordinary wear and tear excepted, Lessee shall repair any damage to the Premises occasioned by the removal of its trade fixtures, furnishings and equipment pursuant to Paragraph 7.3(d), which repair shall include the patching and filling of holes and repair of structural damage.

7.3 **Alterations and Additions:**

(a) Lessee shall not, without Lessor's prior written consent, make any alterations, improvements, additions, or Utility Installations in, or about the Premises. As used in this Paragraph 7.3, the term "Utility Installation" shall mean bus ducting, power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning and plumbing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may require that Lessee remove any or all of them.

(b) Any alterations, improvements, additions or Utility Installations in, or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee with all conditions of said permit in a prompt and expeditious matter.

(c) Lessor, prior to commencement of any work to the Premises reserves the right to post a notice of non-liability of Lessor for any claims arising from said work. Lessee shall pay, when due, all claims for labor or materials furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the premises, upon the condition that if Lessor shall require. Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and cost in participating in such action if Lessor shall decide it is to its best interest to do so.

(d) Unless Lessor requires their removal, as set forth in Paragraph 7.3(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.3(d), Lessee's machinery and equipment, other than that which is affixed to the premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2(c) of this Lease.

8. **INSURANCE: INDEMNITY**

8.1 Liability Insurance: Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage Insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $1,000,000.00. The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. In the event that the Premises constitute a part of a larger property, said insurance shall have a Lessor's Protective Liability endorsement attached thereto. If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain the same, but at the expense of Lessee. Not more frequently than each five years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is not adequate, Lessee shall increase said insurance coverage as required by Lessor. Provided, however, that in no event shall the amount of the liability insurance increase be more than fifty percent greater than the amount thereof during the preceding five years of the term of this Lease. However, the failure of Lessor to require any additional insurance coverage shall not be deemed to relieve Lessee from any obligations under this Lease.

8.2 Property Insurance:

(a) Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Building and Premises, but not Lessee's fixtures, equipment or Lessee improvements in the amount of the full replacement value thereof, providing protection against all perils including within the classification of fire, extended coverage, vandalism, malicious mischief, special extended periods (all risk) but not plate glass insurance. In addition Lessor may obtain and keep in force, during the term of this Lease, a policy of rental income insurance covering a period of six months, with loss payable to Lessor which insurance shall also cover all real estate taxes and insurance costs for said period. In the event the Premises contain sprinklers, then the insurance coverage shall include sprinkler leakage insurance.

(b) Lessee shall pay to Lessor, during the term hereof, in addition to the rent, the amount of premiums for the insurance required under this Paragraph 8.2 on a 1/12 amount monthly basis. Paragraph 16.25(c) of this Lease contains Landlord's first year estimate of said charge.

(c) If the Premises are part of a larger property, then Lessee shall not be responsible for paying any increase in the property insurance caused by the acts or omissions of any other Lessee of the building of which the Premises are a part.

(d) Lessee shall pay any such premium increases to Lessor within 30 days after receipt of Lessee of a copy of the premium statement or other satisfactory evidence of the amount due. If the insurance policies maintained hereunder cover other improvements in addition to the Premises, Lessor shall also deliver to Lessee a statement of the amount of such increase attributable to the Premises and showing in reasonable detail the manner in which such amount was computed. If the term of this Lease shall not expire concurrently with the expiration of the period covered by such insurance, Lessee's liability for premium increases shall be prorated on an annual basis.

8.3 Insurance Policies: Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of B plus or better as set forth in the most current issue of "Best Insurance Guide". Lessee shall deliver to Lessor copies of policies of liability insurance required under the Paragraph 8.1 or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor. No such policy shall be cancelable or subject to reduction of coverage or other modification except after ten (10) days prior written notice of Lessor. Lessee shall, within ten (10) days prior to the expiration date of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do, or permit to be done, anything which shall invalidate the insurance policies referred to in Paragraph 8.2.

8.4 Waiver of Subrogation: Lessee and Lessor each hereby waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under and insurance policy in force at the time of such loss or damage. Lessee and Lessor shall, upon

obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

8.5 **Indemnity:** Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach of default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease or arising from any negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause, and Lessee hereby waives all claims in respect thereof against Lessor.

8.6 **Exemption of Lessor from Liability:** Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other Lessee, if any, of the building in which the Premises are located. Notwithstanding the foregoing, Lessor shall be responsible to Lessee for Lessor's acts or failure to act, and/or for Lessor's negligence, and/or failure to make repairs and/or to otherwise fulfill Lessor's obligations hereunder, or damages arising from Lessor's breach of this Lease Agreement.

9. **DAMAGE OR DESTRUCTION:**

9.1 **Partial Damage-Insured:** Subject to the provisions of Paragraph 9.3 and 9.4, if the Premises are damaged and such damage was caused by a casualty required to be covered under an insurance policy to be maintained pursuant to Paragraph 8.2, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect, but Lessor shall not repair or replace Lessee's fixtures, equipment or Lessee improvements.

9.2 **Partial Damage-Uninsured:** Subject to the provisions of Paragraphs 9.3 and 9 .4. if at any time during the term hereof the Premises are damaged, except by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at its expense) and such damage was caused by a casualty not covered under an insurance policy required to be maintained by Lessor pursuant to Paragraph 8.2, Lessor may, at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

9.3 **Total Destruction:** If at any time during the term hereof the Premises are totally destroyed from any cause whether or not covered by the insurance required to be maintained by Lessor pursuant to paragraph 8.2 (including any total destruction required by any authorized public authority) this Lease shall automatically terminate as of the date of such total destruction.

9.4 **Damage Near End of Term:** If the Premises are partially destroyed or damaged during the last six months of the term of this Lease, Lessor may, at Lessor's option, cancel and terminate this Lease as of the

date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

9.5 **Abatement of Rent: Lessee's Remedies:**

(a) If the Premises are partially destroyed or damaged, and Lessor and Lessee repair or restore them pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement or rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

(b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9, and shall not commence such repair or restoration within 30 days after such obligations shall accrue, Lessee may, at Lessee's option, cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement such repair or restoration. In such event, this Lease shall terminate as of the date of such notice.

9.6 **Termination** - Advance Payments: Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor, Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

9.7 **Lessee shall have the right** to terminate this Lease if any damages are not repaired within 60 days for partial damage (30% of space or less) or 120 days for total destruction (affecting space greater than 30%).

10. **PROPERTY TAXES:**

10.1 **Payment** of Property Taxes: Lessor shall pay all property taxes applicable to the Premises and charge Lessee this sum on a 1/12 of yearly amount monthly basis as additional rent. Paragraph 16.25.c of this Lease contains Landlord's first year estimate of said charge.

10.2 **Definition of "Real Property" Tax:** As used herein, the term "real property tax" shall include any form of assessment, license fee, commercial rental tax, levy, penalty, or tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Premises or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property tax, or any additional tax, the nature of which was previously included within the definition of real property tax.

10.3 **Joint Assessment:** If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or other information as may be reasonably available. Lessor's reasonable determination hereof, in good faith, shall be conclusive.

10.4 **Personal Property Taxes:**

(a) Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. **UTILITIES:** Lessee shall pay directly to suppliers and be responsible for the costs of all gas service, electric service, telephone, security system, together with any taxes thereon supplies to the Premises. Water charges for use by this specific premise will be billed monthly according to metered usage and is to be paid along with base rent and CAM charges on the 1st day of each month.

12. **ASSIGNMENT AND SUBLETTING:**

12.1 **Lessor's Consent Required:** Except as set forth in Paragraph 12.1 and 16.25(h), Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's written consent. Lessor shall

assess a fee of $1,500.00 to Tenant for review of prospective assignee. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. Sublessor hereby authorizes and consents for the Premises to be sublet by Lessee to Element Productions, LLC, Royal Asset Management, LLC, Linear Company, LLC and/or Venture Product Consulting, LLC; however, Sublessee shall also remain responsible for all terms and conditions of this Lease.

12.2 **No Release of Lessee:** Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligations or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignees of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

12.3 **Attorney's Fees:** In the event Lessee shall assign or sublet the Premises, or request the consent of Lessor to any assignment or subletting, or if Lessee shall request the consent of Lessor for any act Lessee proposes to do, then Lessee shall pay Lessor's reasonable attorney's fees incurred in connection therewith.

13. DEFAULTS: REMEDIES:

13.1 **Defaults:** The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The vacating or abandonment of the Premises by Lessee.

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, within 7 days as and when due and as further described in Paragraph 4, where such failure shall continue for a period of three days after written notice thereof from Lessor to Lessee.

(c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

(d) (i) The making by Lessee of any general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days.

(e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any sub-Lessee of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, was materially false.

13.2 **Remedies:** In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice of demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damage incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably

avoided; that portions of the leasing commission paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease.

(b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's right and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Colorado.

13.3 **Default by Lessor:** Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, or such shorter period of time as is reasonable in the event of an emergency, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have previously been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

14. **CONDEMNATION:** If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes titles or possession, whichever first occurs. If more than 10% of the floor area of the improvements on the premises, or more than 25% of the land area of the Premises which is not occupied by any improvements, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the building situated on the Premises. Any reward for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for the diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of, or damage to, Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefore by the condemning authority. Lessee shall pay amount in excess of such severance damages required to complete such repair.

15. **BROKER'S REPRESENTATION:** None.

16. **GENERAL PROVISIONS:**

16.1 **Estoppel Certificates:**

(a) Lessee shall, at any time, upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating that nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Lessor as a default by Lessee under this Lease.

(c) If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor, such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

16.2 **Lessor's Liability:** The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers the then-grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor, or the then-grantor, at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

16.3 **Severability:** The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provisions hereof.

16.4 **Interest on Past-due Obligations:** Except as expressly herein provided, any amount due to Lessor not paid within thirty (30) calendar days of the date due shall bear interest at 15% per annum from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

16.5 **Time of Essence:** Time is of the essence.

16.6 **Captions:** Article and paragraph captions are not a part hereof.

16.7 **Incorporation of Prior Agreements:** Amendments: This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction, nor the Lessor or any employees or agents of any said persons, has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises, and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease, except as otherwise specifically stated in this Lease.

16.8 **Notices:** Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or be certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

16.9 **Waivers:** No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

16.10 **Recording:** Lessee shall not record this Lease without Lessor's prior written consent, and such recordation shall, at the option of Lessor, constitute a non-curable default of Lessee hereunder. Either party shall, upon written request of the other, execute, acknowledge and deliver to the other a short form "memorandum" of this Lease for recording purposes.

16.11 **Holding Over:** If Lessee remains in possession of the Premises, or any part thereof, after the expiration of the term hereof, without the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a rental in the amount of 150% of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

16.12 Cumulative Remedies: No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

16.13 Covenants and Conditions: Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

16.14 Binding Effect: Choice of Law: Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 16.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Colorado.

16.15 Subordination:

(a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extension thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms, if any mortgagee, trustee or ground Lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

(b) Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within then (10) days after written demand does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney in fact, and in Lessee's name, place and stead to do so.

16.16 Attorney's Fees: If either party or the broker named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder. Additionally, Lessee shall pay to Lessor all of Lessor's costs and attorney fees incurred in enforcing the terms hereof even if Lessor does not bring an action.

16.17 Lessor's Access: Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times, but only after 48 hours prior written notice, for the purpose of inspecting the same, showing the same to prospective purchasers, lenders or Lessees, and making such alterations, repair, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor agrees to follow Lessee's rules for access to prevent contamination or, or damage to, growing crops and agrees to follow the MED Rules and Code concerning Limited Access Areas. Lessor shall not allow any individual that is not essential to the aforementioned purposes into the Premises and any time the Lessor and/or any other person is in the Premises, they shall be accompanied by the designated representative of the Lessee. However, with the exception of emergencies, Lessor shall provide Lessee with 48 hours notice of its need to either inspect or show the premises. Lessor may, at any time, place on or about the Premises any ordinary "For Sale" signs, and Lessor may, at any time during the last 120 days of the term hereof, place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

16.18 Signs and Auctions: Lessee shall only place business signage on the premises that is in compliance with the local sign ordinances.

16.19 Merger: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing sub tenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such sub tenancies.

16.20 Corporate Authority: If Lessee is a corporation or limited liability company, each individual executing this Lease on behalf of said corporation or LLC represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or LLC in accordance with a duly adopted resolution of the Board of Directors of said corporation or of the managers or members of the LLC, or in accordance with the Bylaws of said corporation or the Operating Agreement of said LLC, and that this Lease is binding upon said corporation or LLC in accordance with its terms. If Lessee is a corporation, Lessee shall, within thirty

(30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation or of the managers or members of said LLC authorizing or ratifying the execution of this Lease.

16.21 Consents: Except where otherwise provided, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld.

16.22 Guarantor: In the event there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under Paragraphs 16.1 and 16.20 of this Lease.

16.23 Quiet Possession: Upon Lessee paying the fixed rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof for the use provided in Section 6.1 subject to all of the provisions of this Lease.

16.24 Options: In the event the Lessee, under the terms of this Lease, has any option to extend the term of this Lease, the option may be exercised only if the Lessee is not in default, at the time of option renewal request, under its obligations under this Lease. Lessee is given, with ninety days prior written notice, from the expiration of the initial term of the Lease, to Lessor, an option for two additional three (3) year lease periods in the premises at the same terms and conditions of this Lease, except the Base Lease Rate will increase to $25,750 per month during year one of the first option to renew. Each subsequent year, the Base Lease Rate shall increase by three percent (3%) over the preceding year.

16.25 Additional Provisions:

(a) It is Lessee's responsibility to insure that their use of the Premises complies with local zoning and other ordinances for lessee's use of the Premises.

(b) Lessee covenants with Lessor to notify Lessor of any and all hazardous substances (as defined below) generate or stored at the Premises, to comply with all obligations imposed by applicable law, rules, regulations or requirements of any governmental authority upon such generation and storage of hazardous substances, to prohibit any generation, storage or disposal of hazardous substances at the premises, except as permitted by Lease, to deliver promptly to Lessor true and complete copies of all notices received by Lessee from any governmental authority with respect to the generation, storage or disposal by Lessee of hazardous substances, to promptly notify Lessor of any spills or accidents involving a hazardous substance, and to permit reasonable entry onto the Premises by Lessor for verification of Lessee's compliance with this covenant. Lessee agrees to utilize only transporters approved by the Environmental Protection Agency and the State of Colorado to deliver and remove hazardous substances from the Premises. Lessee also agrees to indemnify and defend Lessor (with legal counsel reasonably acceptable to Lessor) from and against any costs, fees or expenses (including, without limitation, clean-up expenses, third-party claims and environmental impairment expenses, loss of rent, and reasonable disposal of hazardous substances. This indemnification by Lessee shall survive the termination or expiration of this Lease. "Hazardous substances" shall mean:

1. "Hazardous substances", as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended;
2. "PCBs", as defined in 40 C.F.R. 761, or analogous regulations promulgated under the Toxic Substances Control Act, as amended;
3. "Asbestos", as defined in 29 C.F.R. 1910.1001, et.seq., and analogous regulations promulgated under the Occupational Safety and Health Act of 1970, as amended;
4. Oil petroleum based products;
5. Radioactive material or waste;
6. Biological and other medical products and waste material; and
7. "Hazardous wastes", as defined in Resource Conservation and Recovery Act, as amended; as such acts may be amended from time to time, and as such terms may be expanded by additional legislation of a general nature.

At Lessor's option, in the 60 days prior to the termination of the Lease, Lessor may require Lessee, at Lessee's expense, to provide an environmental audit to Lessor for the Premises, where Lessor has a reasonable basis for such request.

(c) **Permission to Access MED Records:** Lessee hereby grants and authorizes Lessor to review and obtain copies of all records pertaining to Lessee held by the Marijuana Enforcement Division of the Colorado Department of Revenue during the term of this Lease or while Lessee is in possession of the Premises.

The parties hereto have executed this Lease at the place on the dates specified immediately adjacent to their respective signatures.

IF THE LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY COMMERCIAL INVESTORS REALTY, ITS AGENTS AND EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO.

LESSEE:
Entity: Diego Pellicer Worldwide, Inc.
By: ____________________
as Ron Throgmartin CEO
Whose legal address is: 3435 Ocean Park Blvd
Unit 107-610
Santa Monica, CA 90405
Phone: 678-235-8311
Cell Phone: 678-235-8311
Email: RonT@DiegoPellicer.com

LESSOR:
William P. Vassil
____________________ Date 8/11/15
Whose address is 1298 South Santa Fe Drive
Denver, Colorado 80223
Phone: (303) 733-4607 Cell Phone: (303) 503-7863
Email: wpvcir@gmail.com

LESSOR:
755 S. Jason Street, LLC
By ____________________ Date 8-10-15
James J. Domenico, LLC
Whose address is 34 Tamarade Drive
Littleton, Colorado 80127
Phone: (303) 933-0790
Cell Phone: (303) 638-3156

Exhibit to Lease dated August 1, 2015
By and between Diego Pellicer Worldwide, Inc. Tenant and
William P. Vassil and James J. Domenico, Landlord, for
755 South Jason Street, Denver, Colorado, 80223, Premises

EXHIBIT A

755 South Jason Street Inventory of Equipment, Fixtures and Supplies

All equipment, fixtures and inventory including but not limited to that described as follows:

VEG ROOM:

- 32 - lights, ballast and bulbs
- 16- 4'x 8' trays and tables
- 16 – 40-gallon reservoirs

ROOM F:

- 50 – lights, ballast and bulbs
- 16 – 4'x 8' trays and tables
- 1 – 2'x 8' tray and table
- 17 – water pumps
- 16 – 40-gallon reservoirs
- 8 – 45L air pumps

ROOM E:

- 36 – lights, ballast and bulbs
- 12 – 4'x 8' trays and tables
- 12 – water pumps
- 7 – 45L air pumps

ROOM D:

- 51 – lights, ballast and bulbs
- 17 – 4'x 8' trays and tables
- 17 – water pumps
- 9 – 45L air pumps
- 17 – 40-gallon reservoirs

ROOM C:

- 54 – lights, ballast and bulbs
- 19 – 4'x 8' trays and tables
- 19 – water pumps
- 19 - 40-gallon reservoirs
- 10 – 45L air pumps

ROOM B:

- 48 – lights, ballast and bulbs
- 14 – 4'x 8' trays and tables
- (0 – water pumps)
- 13 – 40 – gallon reservoirs
- 3 – 45L air pumps

ROOM A:

- 54 – lights, ballast and bulbs
- 18 – 4'x 8' trays and tables
- 18 – water pumps
- 18 – 40-gallon reservoirs
- 10 – 45L air pumps

CAMERA EQUIPMENT:

- 46 total cameras with 7 video monitors, 1", 2" and 3"

MISCELLANEOUS FIXTURES:

- 2 – 6' steel, 2-section, three-shelf shelving units
- 1 – roomful of wood and wire drying racks
- 18 linear feet of veneer and glass showcases
- 2 sets of 6' wooden shelving
- 6 – miscellaneous wooden tables

MISCELLANEOUS EQUIPMENT:

- 1 – portable safe
- 4 – metal ladders, 8' and 14'
- 1 – electric chipper/shredder
- 2 – 5' steel cart dollies
- 1 – large hanging scale
- 1 – electric pressure cleaner
- 3 – electric sprayers
- 3 – shop-style vacuums
- 3 – electronic scales
- 16 – electric wall fans
- 51 – replacement light ballasts

MISCELLANEOUS INVENTORY:

- 45 – 5-gallon containers fertilizer & nutrients
- 4 – Big Boy water filter
- 350 – plastic containers & tubes
- 1-1/2 – boxes electric pumps

ASSIGNMENT AND ADDENDUM TO LEASE OF SPACE

THIS ASSIGNMENT AND ADDENDUM TO LEASE OF SPACE ("Agreement"), is made this 14 day of October, 2015, by and between William P. Vassil, James J. Domenico and 755 S Jason St, LLC ("Landlord") and Diego Pellicer Worldwide, Inc ("Tenant").

RECITALS:

A. On August 1, 2015, Landlord and Tenant have entered into a Lease ("Lease"), attached as **Exhibit A**, for certain premises located at 755 S Jason St, Denver, Colorado, 80223 ("Premises").

B. Tenant's desires to assign 755 S Jason St, **Unit 100**, Denver, Colorado, 80223 to DPCO Jason, LLC, or its assigns (Assignee).

C. Tenant's desires to amend the Lease's Premises from 755 S Jason St, Denver, CO to 755 S Jason St, Unit 150, Denver, CO.

D. Landlord consents to the assignment and Lease amendment as forth in this Agreement.

NOW, THEREFORE, in consideration of the conditions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Assignment and Consent. Landlord hereby consents to the assignment of Tenant's rights, title and interest in 755 S Jason St, Unit 100, Denver, CO 80223 to Assignee, effective September 1, 2015. Tenant shall retain all right, title, and interest in and to 755 S Jason St, Unit 150, Denver, CO 80223. Landlord shall enter into a new lease for the Assigned Premises with Assignee, attached herein as **Exhibit B.**
2. Lease Amendments: The Lease is modified and amended as follows:
    a. Paragraph 2 will be amended as follows:
        i. Change From: **PREMISES:** The "Premises" are described as one demised unit of an industrial-type of building which totals approximately 15,000 square feet of gross area. Said unit is commonly described as 755 South Jason Street, Denver, Colorado, 80223, including use of all furniture, equipment and fixtures (hereinafter referred to as "Personal Property") located at the Premises at time of Lease commencement, specifically described in Exhibit A attached hereto and incorporated herein.
        ii. Change To: **PREMISES:** The "Premises" are described as one demised unit of an industrial-type of building which totals approximately 13,500 square feet of gross area. Said unit is commonly described as 755 South Jason Street, Unit 150, Denver, Colorado, 80223, including use of all furniture, equipment and fixtures (hereinafter referred to as "Personal Property") located at the Premises at time of Lease commencement, specifically described in Exhibit A attached hereto and incorporated herein.
    b. Paragraph 2 will be amended as follows:
        i. Change From: **RENT & PAYMENT TERMS:** The base rent paid during the thirty-six-month lease term, shall be as follows:

Lease Period	Monthly Rent
Month 1	$0.00 + NNN
Mths 2-7	$8,000 + NNN
Mths 8-13	$46,167 + NNN
Mths 14-36	$25,000 + NNN

Landlord Initials: _____ Tenant Initials: _____

Triple net charges are $3,700.00 per month in year one

i. <u>Change To</u>: **RENT & PAYMENT TERMS:** The base rent paid during the thirty-six-month lease term, shall be as follows:

Lease Period	Monthly Rent
Month 1	$0.00 + NNN
Mths 2-7	$8,000 + NNN
Mths 8-13	$41,167 + NNN
Mths 14-36	$22,500 + NNN

Triple net charges are $3,330.00 per month in year one

c. Paragraph 16.24 will be amended as follows:

i. <u>Change From</u>: In the event the Lessee, under the terms of this Lease, has any option to extend the term of this Lease, the option may be exercised only if the Lessee is not in default, at the time of option renewal request, under its obligations under this Lease. Lessee is given, with ninety days prior written notice, from the expiration of the initial term of the Lease, to Lessor, an option for two additional three (3) year lease periods in the premises at the same terms and conditions of this Lease, except the Base Lease Rate will increase to $25,750 per month during year one of the first option to renew. Each subsequent year, the Base Lease Rate shall increase by three percent (3%) over the preceding year.

ii. <u>Change To</u>: In the event the Lessee, under the terms of this Lease, has any option to extend the term of this Lease, the option may be exercised only if the Lessee is not in default, at the time of option renewal request, under its obligations under this Lease. Lessee is given, with ninety days prior written notice, from the expiration of the initial term of the Lease, to Lessor, an option for two additional three (3) year lease periods in the premises at the same terms and conditions of this Lease, except the Base Lease Rate will increase to $23,175 per month during year one of the first option to renew. Each subsequent year, the Base Lease Rate shall increase by three percent (3%) over the preceding year.

d. If Assignee should execute an early termination of their lease for 755 S Jason St, Unit 100, Denver, CO, Tenant shall have first right of refusal to assume the lease upon the same terms and conditions.

3. <u>Miscellaneous</u>.

A. No party has engaged a broker in connection with the negotiation and/or execution of this Agreement.

B. In the event of any litigation arising out of or in connection with this Agreement, the prevailing party shall be awarded reasonable attorneys' fees, costs and expenses.

C. The Lease as modified herein remains in full force and effect and is ratified by Landlord and Tenant. In the event of any conflict between the Lease and this Agreement, the terms and conditions of this Agreement shall control.

D. This Agreement is binding upon and inures to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

[Signature Page Follows]

Landlord Initials: ____ Tenant Initials: ____